UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 10, 2007

UTEK CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15941	59-3603677
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2109 Palm Avenue

Tampa, FL 33605

(Address of principal executive offices and zip code)

(Registrant’s telephone number, including area code) (813) 754-4330

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. OTHER EVENTS

Hybrid Lighting Technologies, Inc., a subsidiary of UTEK Corporation (AMEX & LSE-AIM: UTK), was acquired by Cyberlux Corporation, in a tax-free stock-for-stock exchange. Cyberlux Corporation issued 26,500,000 unregistered shares of common stock and 50,000 unregistered shares of convertible preferred stock to UTEK Corporation in exchange for 100% of the issued and outstanding shares of Hybrid Lighting Technologies, Inc. The shares acquired in the exchange are restricted and may only be resold pursuant to the requirements of the Securities Act of 1933. The value of the consideration will be determined based on a valuation in accordance with UTEK’s valuation policy as of the closing date of the transaction.

Hybrid Lighting Technologies, Inc. holds a worldwide exclusive license for an inorganic light emitting source for LEDs developed at the University of California-Santa Barbara. The technology provides for the method and practice for creating a white or multiple colored lighting source by combining the photoluminescence from polymer and/or organic films with emissions from an electrically-powered, solid state, inorganic light source.

The exchange was consummated on January 10, 2007 in accordance with applicable law.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a)	Not applicable.

(b)	Not applicable

(c)	Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 16, 2007	UTEK CORPORATION

/s/ Carole R. Wright
Carole R. Wright
Chief Financial Officer